PROSPECTUS Dated                        Pricing Supplement No. 26
April 1, 1998                           Effective October 5, 1998



                   U.S. $1,000,000,000          Rule 424 (b)(3)
                                            Registration Statement
                FORD MOTOR CREDIT COMPANY       No. 333-45015

             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES


             - - - - - - - - - - - - - - -


                Interest Rate Per Annum
                - - - - - - - - - - - -


Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
---------   -------------     ---------------   ----------------
10/5/98          5.18%             5.38%             5.58%